UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 07, 2023

HILLEVAX, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41365	85-0545060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street Suite 100
Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 213-5054

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HLVX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 7, 2023, HilleVax, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, stockholders voted on the matters disclosed in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2023, as supplemented with additional proxy soliciting materials filed with the SEC. The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal No. 1 - Election of Class I Directors

At the Annual Meeting, the Company’s stockholders elected the persons listed below as Class I directors for a three-year term expiring at the Company’s 2026 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

Directors	Votes For	Withheld	Broker Non-Votes
Shelley Chu, M.D., Ph.D.	24,801,305	102,563	2,765,157
Julie Gerberding, M.D., M.P.H	21,641,796	3,262,072	2,765,157

Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2023:

Votes For	Votes Against	Abstentions
27,591,508	873	76,644

Proposal No. 3 - Election of Class I Director

At the Annual Meeting, the Company’s stockholders elected the person listed below as Class I director for a three-year term expiring at the Company’s 2026 Annual Meeting of Stockholders or until her respective successor is duly elected and qualified (for technical reasons, the election of Dr. Cocero as a Class I director was considered as a separate voting matter):

Directors	Votes For	Withheld	Broker Non-Votes
Nanette Cocero, Ph.D.	27,029,213	3,179	636,633

Item 8.01 Other Events.

On June 6, 2023, the Board of Directors (the “Board”) of the Company approved certain changes to the Company’s non-employee director compensation program (the “Program”), effective immediately. The Program provides for annual retainer fees and/or long-term equity awards for our non-employee directors. Under the amended Program, the non-employee directors will receive initial grants of options to purchase 45,000 shares of our common stock upon election to the board of directors, which will vest in equal monthly installments over the three years following the date of grant, and thereafter annual grants of options to purchase 22,500 shares of our common stock, vesting on the first to occur of (i) the first anniversary of the grant date or (ii) the next occurring annual meeting of our stockholders, in each case, subject to the non-employee director continuing in service on our board of directors through such vesting dates. Awards granted to our non-employee directors will vest upon a termination of service by reason of death or disability and upon a change in control of our company (as defined in the Company's 2022 Incentive Award Plan). No changes were made to the annual cash retainers payable pursuant to the Program to non-employee directors for their service on the Board and Board committees.

The foregoing summary of the Program is qualified in its entirety by the amended Program, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HilleVax, Inc.

Date:	June 13, 2023	By:	/s/ Paul S. Bavier
Name: Paul S. Bavier Title: General Counsel and Chief Administrative Officer